Exhibit 99.2

Delek Logistics Partners, LP to Participate in the
Wells Fargo Securities Midstream and Utility Symposium

BRENTWOOD, Tenn. December 10, 2019 -- Delek Logistics Partners, LP (NYSE: DKL) today announced that members of management will participate in the Wells Fargo Securities Midstream and Utilities Symposium in New York, New York on Wednesday, December 11, 2019.

A copy of Delek Logistics’ latest investor presentation will be provided at the conference. An electronic copy of this presentation is currently available in the “Investors” section of the Delek Logistics website at www.deleklogistics.com.

About Delek Logistics Partners, LP
Delek Logistics Partners, LP, headquartered in Brentwood, Tennessee, was formed by Delek US Holdings, Inc. (NYSE: DK) (“Delek US”) to own, operate, acquire and construct crude oil and refined products logistics and marketing assets.

Investor Relations Contacts:
Blake Fernandez, Senior Vice President of Investor Relations and Market Intelligence, 615-224-1312
Keith Johnson, Vice President of Investor Relations, 615-435-1366
Jeb Bachmann, Manager of Investor Relations and Market Intelligence, 615-224-1118
Lenny Raymond, Manager of Investor Relations and Market Intelligence, 615-224-0828

Media/Public Affairs Contact:
Michael P. Ralsky, Vice President - Government Affairs, Public Affairs & Communications, 615-435-1407

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